UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2008

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 8.01  Other Events.

    On August 4, 2008, Technology Research Corporation (“TRC”) entered into a Settlement Agreement with Shanghai ELE  Manufacturing Corporation (“ELE”).  Under the Settlement Agreement, the civil actions filed by both TRC and ELE are to be dismissed.  The parties have agreed to make payments to each other for sales of products made prior to July 1, 2008, thereby resulting in TRC receiving a payment from ELE as part of the terms of the confidential Settlement Agreement.  ELE and TRC also agreed to enter into a cross-licensing arrangement for TRC’s ‘337 patent and ELE’s Chinese patents Nos. ZL200420096315.2, ZL 200520118736.5 and ZL200520118737.X for the period such patents remain valid and enforceable. Under this licensing arrangement, TRC will be receiving royalty payments for periods beginning after June 30, 2008, based on the number of designated ELE Leakage Current Detector Interrupter Products sold.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed as part of this report:

Exhibit No. 99.1	Description Press release issued August 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: August 8, 2008	By: /s/ Barry H. Black
Name: Barry H. Black
Title: VP of Finance CFO